                                                                    Exhibit 4.10

          THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, HEDGED, TRANSFERRED, PLEDGED, OR ASSIGNED EXCEPT: (I) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT; OR (II) IF THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY (IT BEING ACKNOWLEDGED THAT THE OPINION OF SACHNOFF & WEAVER, LTD SHALL BE SATISFACTORY) THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

No. WD(iii)-[___]                                                 [______], 2002

                          Common Stock Purchase Warrant
                                       of
                           Spectra Systems Corporation

     Spectra Systems Corporation, a Delaware corporation (the "Company") hereby certifies that, for value received, [_________] (the "Holder"), or its successors or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time before 5:00 p.m., Boston time, on the Expiration Date (as hereinafter defined), [_________] fully paid and non-assessable shares of Common Stock (the "Warrant Number"), at a purchase price per share of US$5.00 (the "Purchase Price"). The Warrant Number and the Purchase Price are subject to adjustment as provided in this Warrant.

1.   Definitions.

     As used herein, the following terms, unless the context otherwise required, have the following respective meanings:

     1.1 The term "Company" shall include Spectra Systems Corporation and any entity that shall succeed to or assume the obligations of Spectra Systems Corporation hereunder.

     1.2 The term "Common Stock" includes (i) the Company's Common Stock as authorized on the date of this Warrant; (ii) any other capital stock of any class of classes (however designated) of the Company, authorized on or after the date of this Warrant, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference; and
     (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale or assets of otherwise.

     1.3 The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock to be issued pursuant to this Warrant, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

     1.4  The term "Expiration Date" refers to September 1, 2005.

     1.5 For the term "Conversion Price of the Series D Convertible Preferred Stock" shall have the meaning set forth in the Company's Amended and Restated Certificate of Incorporation, as amended.

2.   Exercise; Net Issuance Provision.

     2.1 Exercise. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the Holder hereof by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder) to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in that subscription form by (b) the Purchase Price then in effect. On any partial exercise of this Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

     2.2  Net Issuance.

          (i) In addition to the rights set forth in Section 2.1 hereof, the Holder shall have the right (the "Conversion Right") to require the Company to convert this Warrant, in whole or in part, at any time prior to the Expiration Date into shares of Common Stock as provided for in this Section
     2.2. At the sole option of the Holder, upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Purchase price for the shares of Common Stock then issuable upon exercise of this Warrant (the "Warrant Shares") in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

          (ii) The Conversion Right may be exercised by the Holder, at any time, or from time to time, prior to the Expiration Date, on any business day by delivering a written notice (the "Conversion Notice") to the Company exercising the Conversion Right and specifying (a) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (b) a place and date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

          (iii) At any closing under this Section 2.2, (a) the Holder will surrender the Warrant, and (b) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, as provided in Section 3 below.

          (iv) The "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                 (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then Fair Market Value shall mean the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                 (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then Fair Market Value shall mean the closing bid and asked prices reported for the last business day immediately preceding the Determination Date;

                 (c) If the Determination Date is the date on which the Company's Common Stock is first sold to the public by the Company is a firm commitment public offering under the Securities Act of 1933, as amended (the "1933 Act"), then Fair Market Value shall mean the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering; and

                 (d)  If the Determination Date is none of the foregoing clauses
          (a), (b), and (c), then Fair Market Value will be determined by the Company's Board of Directors, acting in good faith; provided that in the event that the Holder disagrees with the Board's determination of Fair Market Value under this clause (d), then the Holder shall have the right to withdraw its conversion of this option by giving written notice of his, her, or its withdrawal within three business days after notice of the Board's determination of Fair Market Value has been delivered to the Holder.

3. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise conversion of this Warrant, and in any event within twenty days thereafter, the Company, at its expense (including the payment by it of any applicable issue or stamp taxes), will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, in such denominations as may be requested by such Holder, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value (as determined in good faith by the Board of Directors) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 2. Any Holder that received this Warrant pursuant to Regulation S promulgated under the Securities Act of 1933, as amended shall not exercise or convert this Warrant within the United States, nor shall the Common Stock issuable upon exercise or conversion of this Warrant be delivered within the United States, other than (i) as part of a sale deemed to meet the definition of an "offshore transaction" pursuant to Rule 902(h) of Regulation S, (ii) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (iii) unless an exemption from registration is available, and in the case of a transaction pursuant to clauses (i) or (iii) of this sentence, the

Company receives an opinion of counsel satisfactory to the Company (it being acknowledged that Sachnoff & Weaver, Ltd., is satisfactory).

4. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case, at any time, or from time to time, the Holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor, (i) other or additional stock or other securities or property (other than cash) by way of dividend, (ii) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or (iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares of similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 8), then and in each such case the Holder of this Warrant, on the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and Other Securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 5) which such Holder would hold on the date of such exercise if on the date hereof he had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5.

5.   Adjustment for Reorganization, Consolidation, Merger, etc.

     5.1  General. In case, at any time or from time to time, the Company shall
     (i) effect a reorganization, (ii) consolidate with or merge into any other person in which the Company is not the surviving entity, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, on the exercise hereof as provided in Section 2 at any time within ten business days after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior to such reorganization, consolidation, merger or transfer of all or substantially all of the Company's property or assets.

     5.2 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in 5.1, and in the event that this Warrant is not exercised in accordance with the provisions of Section 5.1, then this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

6. Anti-Dilution Provisions. If the Company shall, at any time or from time to time, issue, sell or otherwise dispose of any securities that would result in an adjustment to the Conversion Price of the Series D Convertible Preferred Stock, as provided in Article FOURTH, Section B(6)D(3) of the Company's Amended and Restated Certificate of Incorporation, as may be amended from time to time, then, and in each such case: (a) the Purchase Price shall be lowered to the price (but in no event below $.01 per share) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price, and (y) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale; and (b) the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive the Warrant Number determined by multiplying the Warrant Number which would be issuable on such exercise immediately prior to such issuance by the fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section 5) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrants, so as to protect the Holders of the Warrants against the effect of such dilution.

8.   Adjustment for Extraordinary Events. In the event that the Company shall
(i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 8. The Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive that number of shares of Common Stock which would be issuable on such exercise as of immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

9. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefore on such exercise, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all of the Warrants from time to time outstanding, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall, pursuant to Section 5 hereof, expressly assume in writing and will be bound by all the terms of this Warrant.

10. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause independent certified public accountants of recognized national standing selected by the board of directors of the Company to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, the Purchase Price resulting therefrom and the increase or decrease, if any, or the number of shares purchasable at such price upon exercise of the Warrant, and showing in detail the facts and computation upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to each registered Holder of this Warrant, and will, on the written request at any time of the Holder of this Warrant, furnish to such Holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

11.  Notices of Record Date, etc.  In the event of

     (a) any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will, at least ten calendar days before such event, mail or cause to be mailed to the registered Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities of other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required. Such notice shall be mailed at least twenty days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

12. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

13. Registration. In the absence of any applicable exemptions, if the issuance of any shares of Common Stock required to be reserved for purposes of exercise of this Warrant or for the conversion of such shares requires registration with or approval or any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant or such conversion, the Company will, at the Holder's request and expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

14. Transfer of Warrant. The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and Holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentation for registration of transfer on such books the Company may treat the registered Holder hereof as the owner and Holder for all purposes, and the Company shall not be affected by notice to the contrary. Prior to transferring this Warrant, the Holder shall provide an opinion of counsel reasonably satisfactory to the Company (it being acknowledged that Sachnoff & Weaver, Ltd. is satisfactory), indicating that the Warrant may be resold in the proposed manner in compliance with and without registration under applicable securities laws. The Company shall refuse to recognize any proposed transfer of the Warrant not in compliance with the provisions of this Section 14.

15. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant.

16. Exchange of Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for the purchase the number of shares of Common Stock which may be subscribed for and purchase hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

17. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or utilization of this Warrant and, in the case of any such loss, theft or distribution of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

18. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

19. Closing of Books. The Company will at no time close its transfer books against the transfer or any warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant.

20. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company; provided that nothing herein shall be construed to affect any rights a Holder hereof may have under the Agreement. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

21. Notices, etc. All notices and other communications from the Company to the registered Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or at the address shown on such Holder's Warrant.

22. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the general corporate laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                        SPECTRA SYSTEMS CORPORATION


                                        ________________________________________
                                        By: Sam Sacco, Chief Financial Officer

Accepted and Agreed:


__________________________
By:

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

                        SPECTRA SYSTEMS CORPORATION, INC.

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____ shares of Common Stock of Spectra Systems Corporation and herewith makes payment of $_____ therefore in cash, and requests that the certificates for such shares be issued in the name of, and delivered to ______________________________ whose address is
______________________________.

Dated: ___________________


                                             ___________________________________
                                             (Signature)


                                             ___________________________________
                                             (Name)


                                             ___________________________________
                                             (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _____________________ the right represented by the within Warrant to purchase _____ shares of Common Stock of SPECTRA SYSTEMS CORPORATION to which the within Warrant relates, and appoints ____________________ attorney to transfer such right on the books of SPECTRA SYSTEMS CORPORATION with full power of substitution in the premises.

Dated: ___________________


                                             ___________________________________
                                             (Signature)


                                             ___________________________________
                                             (Name)


                                             ___________________________________
                                             (Address)



          [The terms of the Warrant contain restrictions on transfer.]

                                      -10-